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                                                                       EXHIBIT 2

                                     BYLAWS

                                       OF

                       IMPACT MANAGEMENT INVESTMENT TRUST

                         A MASSACHUSETTS BUSINESS TRUST
                        FORMED ON DECEMBER 18, 1996 AND
                        REGISTERED WITH THE COMMONWEALTH
                      OF MASSACHUSETTS ON JANUARY 2, 1997





                             DATED: JANUARY 2, 1997


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                                     BYLAWS
                                       OF
                       IMPACT MANAGEMENT INVESTMENT TRUST

                                   ARTICLE I
                                  SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETING. Pursuant to Massachusetts law, there shall be no requirement for annual meetings of the shareholders.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by (i) the Board of Trustees or (ii) by shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at the particular meeting. Upon written request of any person who has duly called a special meeting, the secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.

         SECTION 1.3 PLACE OF MEETING. All meetings of the shareholders shall be held at the principal office of the Trust, its Administrator or at such other place, within or without the Commonwealth of Massachusetts, as may be designated by the Board of Trustees from time to time.

         SECTION 1.4 NOTICE. Except as provided in Section 1.6 of these bylaws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least thirty (30), but not more than sixty (60) days prior to the day named for a meeting called to consider a fundamental transaction. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws in which case the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected thereby.

         SECTION 1.5 QUORUM. A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment


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notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of Trustees that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing Trustees. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen
(15) days because of an absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

         SECTION 1.6 ADJOURNMENTS. Adjournment or adjournments of any annual or special meeting of shareholders, other than one at which Trustees are to be elected, may be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. A meeting at which Trustees are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the Trustees have been elected. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the Board of Trustees fixes a new record date for the adjourned meeting.

         SECTION 1.7 ACTION BY SHAREHOLDERS. Whenever any Trust action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, and if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class thereon, except where a different vote is required by law or the Declaration of Trust or these bylaws.

         SECTION 1.8 VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the Declaration of Trust, every shareholder shall be entitled to one vote for every share outstanding in such shareholder's name on the books of the Trust.

         SECTION 1.9. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to Trust action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to Trust action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

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         SECTION 1.10 VOTING LIST. The officer or agent having charge of the transfer books for shares of the Trust shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

         SECTION 1.11 DETERMINATION OF SHAREHOLDERS OF RECORD.

         (A) The Board of Trustees may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Trust after the record date so fixed. The Board of Trustees may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         (B) If a record date is not fixed:

                  (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                  (ii) The record date for determining shareholders entitled to express consent or dissent to Trust action in writing without a meeting, when prior action by the Board of Trustees is not necessary, or to call a special meeting of the shareholders or to propose an amendment of the Declaration of Trust, shall be the close of business on the day on which the first written consent or dissent, request for special meeting or petition proposing an amendment of the Declaration of Trust is filed with the secretary of the Trust.

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                  (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto.

         SECTION 1.12 PRESIDING OFFICER. All meetings of the shareholders shall be called to order and presided over by the chairperson of the board, if any, or, if there is no chairperson or in the chairperson's absence, by the president, or, in the absence of the president, by a chairperson of the meeting elected by the shareholders.

         SECTION 1.13 ELECTION OF TRUSTEES. In elections for Trustees, voting need not be by ballot, unless required by vote of the shareholders, before the voting for election of Trustees begins. The candidates receiving the highest number of votes entitled to elect Trustees shall be elected.

         SECTION 1.14 JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Trustees may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges in election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

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                                   ARTICLE II
                               BOARD OF TRUSTEES

         SECTION 2.1 GENERAL. All powers vested by law in the Trust shall be exercised by or under the authority of, and the business and affairs of the Trust shall be managed under the direction of, the Board of Trustees.

         SECTION 2.2 NUMBER, QUALIFICATIONS, TERM OF OFFICE. The Board of Trustees of the Trust shall consist of at least three (3) and not more than seven (7) Trustees, the exact number to be set from time to time by resolution of the Board of Trustees of the Trust. Each Trustee shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Trust. Each Trustee shall hold office until the expiration of the term for which he or she was elected and until said Trustee's successor has been selected and qualified or until said Trustee's earlier death, resignation or removal. A decrease in the number of Trustees shall not have the effect of shortening the term of any incumbent Trustee.

         SECTION 2.3 ELECTION. Trustees of the Trust shall be elected by the shareholders except as provided in Section 2.4 hereof.

         SECTION 2.4 VACANCIES. Vacancies in the Board of Trustees, including vacancies resulting from an increase in the number of Trustees, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining Trustee, and each person so selected shall be a Trustee to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

         SECTION 2.5 REMOVAL AND RESIGNATION.

         (A) Removal by action of shareholders. The entire Board of Trustees or any individual Trustee may be removed from office without assigning any cause by the vote of shareholders entitled to elect Trustees provided, however, that an individual Trustee shall not be removed (unless the entire board is removed) if sufficient votes are cast against the resolution for his or her removal which, if cumulatively voted at an annual or other regular election of Trustees, would be sufficient to elect one or more Trustees to the board. In case the board or any one or more Trustees are so removed, new Trustees may be elected at the same meeting.

         (B) Removal by action of the Trustees. The Board of Trustees may declare vacant the office of a Trustee if said Trustee: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within sixty (60) days after notice of his or her election, said Trustee does not accept such office either in writing or by attending a meeting of the Board of Trustees and fulfilling such other requirements of qualification as these bylaws or the Declaration of Trust may provide.

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         (C) Resignation. Any Trustee may resign at any time from his or her position as Trustee of the Trust upon written notice to the Trust. The resignation shall be effective upon receipt thereof by the Trust or at such subsequent time as may be specified in the notice of resignation.

         SECTION 2.6 REGULAR MEETINGS. The Board of Trustees shall hold regular quarterly meetings for the transaction of major business and an annual meeting for the election of officers and the transaction of other proper business at such day, hour and place as may be fixed by the board. The Board of Trustees may designate by resolution the day, hour and place, within or without the Commonwealth of Massachusetts, of other regular meetings.

         SECTION 2.7 SPECIAL MEETINGS. Special meetings of the board may be called by the chairperson of the board, if any, the president or any two (2) Trustees. The person or persons calling the special meeting may fix the day, hour and place, within or without the Commonwealth of Massachusetts, of the meeting.

         SECTION 2.8 NOTICE OF MEETINGS. No notice of any annual or regular meeting of the Board of Trustees need be given. Written notice of each special meeting of the Board of Trustees, specifying the place, day and hour of the meeting, shall be given to each Trustee at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

         SECTION 2.9 QUORUM OF AND ACTION BY TRUSTEES A majority of the Trustees in office shall constitute a quorum for the transaction of business, and the acts of a majority of Trustees present and voting at a meeting at which a quorum is present shall be the acts of the Board of Trustees except where a different vote is required by law or the Declaration of Trust or these bylaws. Every Trustee shall be entitled to one vote.

         SECTION 2.10 INTERESTED TRUSTEES OR OFFICERS; QUORUM. A contract or transaction between the Trust and one or more of its Trustees or officers, or between the Trust and any other domestic or foreign Trust for profit or not-for-profit partnership, joint venture, trust or other enterprise in which one or more of this Trust's Trustees or officers are Trustees or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested Trustee or officer is present at or participates in the meeting of the board that authorizes the contract or transaction, or solely because of the common or interested Trustee's or officer's vote is counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Trustees and the board authorizes the contract or transaction by the affirmative vote of a majority of the

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disinterested Trustees even though the disinterested Trustees are less than a quorum; or (2) the material facts as to the Trustee's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to this Trust as of the time it is authorized, approved or ratified by the Board of Trustees or the shareholders. Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Board of Trustees which authorizes a contract or transaction specified in this Section 2.10.

         SECTION 2.11 COMPENSATION. By resolution of the Board of Trustees, each Trustee may be paid his or her expenses, if any, of attendance at each meeting of the Board of Trustees or committee thereof, and may be paid a stated salary as Trustee or a fixed sum for attendance at each meeting of the Board of Trustees or committee thereof or both. No such payment shall preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor and a Trustee may be a salaried officer or employee of the Trust.

         SECTION 2.12 PRESUMPTION OF ASSENT. A Trustee of the Trust who is present at a meeting of the Board of Trustees, or of a committee of the board, at which action on any Trust matter is taken on which the Trustee is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such Trustee files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trustee who voted in favor of the action. Nothing in this section shall bar a Trustee from asserting that minutes of a meeting incorrectly omitted said Trustee's dissent if, promptly upon receipt of a copy of such minutes, said Trustee notified the secretary, in writing, of the asserted omission or inaccuracy.

         SECTION 2.13 PRESIDING OFFICER. All meetings of the Board of Trustees shall be called to order and presided over by the chairperson of the Board of Trustees, if any, or, if there is no chairperson or in the chairperson's absence, by the president or, in the absence of the chairperson and president, by a chairperson of the meeting elected at such meeting by the Board of Trustees.

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                                  ARTICLE III
                            COMMITTEES OF THE BOARD

         SECTION 3.1 COMMITTEES OF THE BOARD. The Board of Trustees may, by resolution adopted by a majority of the Trustees in office, establish one or more committees, each committee to consist of one or more of the Trustees of the Trust. The board may designate one or more Trustees as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. A committee, to the extent provided in the resolution of the Board of Trustees creating it, shall have and may exercise all of the powers and authority of the Board of Trustees except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders, (ii) the creation or filling of vacancies in the Board of Trustees, (iii) the adoption, amendment or repeal of the bylaws, (iv) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, or (v) action on matters committed by the bylaws or resolution of the board to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

         SECTION 3.2 COMMITTEE RULES. Unless the Board of Trustees provides otherwise by resolution each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the Declaration of Trust and these bylaws.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 OFFICERS AND QUALIFICATIONS. The Trust shall have a president, a secretary, and a treasurer, each of whom shall be elected or appointed by the Board of Trustees. The board may also elect a chairperson of the Board of Trustees, one or more vice presidents, and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be Trustees of the Trust. Officers of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as is provided by or pursuant to these bylaws or in the absence of controlling provisions in these bylaws as is determined by or pursuant to resolutions or orders of the Board of Trustees.

         SECTION 4.2 ELECTION, TERM, AND VACANCIES. The officers and assistant officers of the Trust shall be elected by the Board of Trustees at the annual meeting of the board or from time to time as the board shall determine and each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until said officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the Board of Trustees and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the terms.

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         SECTION 4.3 REMOVAL; RESIGNATION; BOND.

         (A) Removal. Any officer or agent of the Trust may be removed by the Board of Trustees with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         (B) Resignation. Any officer may resign at any time upon written notice to the Trust. The resignation shall be effective upon receipt thereof by the Trust or at such subsequent time as may be specified in the notice of resignation.

         (C) Bond. The Trust may secure the fidelity of any or all of its officers by bond or otherwise.

         SECTION 4.4 CHAIRPERSON OF THE BOARD. The chairperson of the Board of Trustees, if any, shall preside at all meetings of the shareholders and of the Trustees at which he or she is present, and shall have such authority and perform such duties as the Board of Trustees may from time to time designate.

         SECTION 4.5 PRESIDENT. The president shall, in the absence of the chairperson of the board, if any, preside at all meetings of the shareholders and of the Board of Trustees at which he or she is present, and shall be the chief executive officer of the Trust. Subject to the control of the Board of Trustees and, within the scope of their authority, any committees thereof, the president shall (a) have general and active management of all the business, property and affairs of the Trust, (b) see that all orders and resolutions of the Board of Trustees and the committees thereof are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the Board of Trustees, as the business of the Trust may require,
(d) have custody of the Trust seal, or entrust the same to the secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, and
(f) in general perform all the usual duties incident to the office of president and such other duties as may be assigned to such person by the Board of Trustees.

         SECTION 4.6 VICE PRESIDENT. Each vice president, if any, shall perform such duties as may be assigned to him or her by the Board of Trustees or the president. In the absence or disability of the president, the most senior in rank of the vice presidents, if any, shall perform the duties of the president.

         SECTION 4.7 SECRETARY. The secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the Board of Trustees, and any committees of the Board of Trustees in one or more books kept for that purpose, (b) have custody of the Trust records, stock books and stock ledgers of the Trust, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the Declaration of Trust, and these bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the Board of Trustees or the president.

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         SECTION 4.8 ASSISTANT SECRETARY. The assistant secretary, if any, or assistant secretaries if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the Board of Trustees, the president or the secretary may from time to time designate.

         SECTION 4.9 TREASURER. The treasurer shall have general supervision of the fiscal affairs of the Trust. The treasurer shall, with the assistance of the president and managerial staff of the Trust: (a) see that a full and accurate accounting of all financial transactions is mad; (b) invest and reinvest the capital funds of the Trust in such manner as may be directed by the board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Trust, in such depositories as the Board of Trustees shall designate, all monies and other valuable effects of the Trust not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the board; (e) cooperate in the conduct of any annual audit of the Trust's financial records by certified public accountants duly appointed by the board; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the Board of Trustees or the president.

         SECTION 4.10 SALARIES. Unless otherwise provided by the board, the salaries of each of the officers elected by the board shall be fixed from time to time by the Board of Trustees and the salaries of all other officers of the Trust shall be fixed from time to time by the president or such other person as may be designated from time to time by the president or the board.

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                                   ARTICLE V
                        SHARE CERTIFICATES AND TRANSFERS

         SECTION 5.1 CERTIFICATES. The Trust shall not issue share certificates. All account information shall be maintained electronically. Each shareholder shall receive a quarterly statement advising him of the status of his account, plus confirmations of purchase and sales of shares of the Trust.

         SECTION 5.2 TRANSFER OF SHARES. Transfer of shares of the Trust shall be made only on the stock transfer records of the Trust (which may be kept in written or computer form). Transfers shall be made by the Trust or its duly authorized agent as required by law. The Trust shall be entitled to treat the person in whose name shares stand on the books of the Trust as the owner thereof for all purposes.

                                   ARTICLE VI
                   MANNER OF GIVING NOTICE, WAIVER OF NOTICE,
                ACTION WITHOUT MEETING, BY CONFERENCE TELEPHONE
                         AND MODIFICATION OF PROPOSALS

         SECTION 6.1 MANNER OF GIVING NOTICE. Whenever written notice is required to be given to any person or by the Declaration of Trust or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified, telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the shareholder's address (or to the shareholder's telex, TWX, or facsimile number) appearing on the books of the Trust or, in the case of Trustees, supplied by the Trustee to the Trust for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph officer or courier service for delivery, except that, in the case of Trustees, notice sent by regular mail shall be deemed to have been given forty-eight hours after being deposited in the United States mail or, in the case of telex, TWX or facsimile, when dispatched.

         SECTION 6.2 WAIVER OF NOTICE. Whenever any written notice is required to be given by statute or the Declaration of Trust or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

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         SECTION 6.3 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders, of a class of shareholder, or the Trustees, or of any committee of Trustees may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the Trustees in office, or by all of the members of such committee in office, as the case may be, and is filed with the secretary of the Trust.

         SECTION 6.4 SHAREHOLDER ACTION BY PARTIAL WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the Trust. The action shall not become effective until after at least ten (10) days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

         SECTION 6.5 MEETINGS BY MEANS OF CONFERENCE TELEPHONE. One or more persons may participate in a meeting of the shareholders, of the Trustees, or of any committee of Trustees, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

         SECTION 6.6 MODIFICATION OF PROPOSALS. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Declaration of Trust or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

                                  ARTICLE VII
                           CERTAIN SHAREHOLDER RIGHTS

         SECTION 7.1 FINANCIAL REPORTS TO SHAREHOLDERS. In addition to quarterly account statements, unaudited semi-annual and audited annual financial statements of the Trust shall be furnished to the shareholders.

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         SECTION 7.2 INSPECTION OF TRUST RECORDS. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the shareholders and Trustees and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Trust at its registered office in Massachusetts or at its principal place of business wherever situated.

                                  ARTICLE VIII
               PERSONAL LIABILITY, INDEMNIFICATION AND INSURANCE

         SECTION 8.1 LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION OF SHAREHOLDERS.

         (A) The Trustees, officers, employees or agents of the Trust shall have no power to bind any Shareholder of any Series or Class personally or to call upon such Shareholder for the payment of any sum of money or assessment whatsoever, other that such as the Shareholder may at any time agree to pay by way of subscription for any Shares or otherwise.

         (B) No Shareholder or former Shareholder of any Series or Class shall be liable solely by reason of his being or having been a Shareholder for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against or with respect to the Trust or any series or Class arising out of any action taken or omitted for or on behalf of the Trust or such Series or Class, and the Trust or such Series or Class shall be solely liable therefor and resort shall be had solely to the property of the relevant Series or Class of the Trust for the payment or performance thereof.

         (C) Each Shareholder or former Shareholder of any Series or Class (or their heirs, executors, administrators or other legal representatives or, in case of a corporation or other entity, its Trust or other general successor) shall be entitled to be held harmless from and indemnified against to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including, without limitation, the fees and disbursements of counsel if, contrary to the provisions hereof, such Shareholder or former Shareholder of such Series or Class shall be held to be personally liable. Such indemnification shall come exclusively from the assets of the relevant Series or Class.

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         (D) The Trust shall, upon request by a Shareholder or former
Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust or any Series or Class and satisfy any judgment thereon.

         SECTION 8.2. LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS OF THE TRUST.

         (A) No Trustee, officer, employee or agent of the Trust shall have the power to bind any other Trustee, officer, employee or agent of the Trust personally. The Trustees, officers, employees or agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and each shall be deemed to be, acting as Trustee, officer, employee or agent of the Trust and not in his own individual capacity.

         (B) Trustees and officers of the Trust shall be liable for their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, as the case may be, and for nothing else.

         (C) Each person who is or was a Trustee, officer, employee or agent of the Trust shall be entitled to indemnification out of the assets of the Trust (or of any Series or Class) to the extent provided in, and subject to the provisions of, the Bylaws, provided that no indemnification shall be granted in contravention of the 1940 Act.

         SECTION 8.3. EXPRESS EXCULPATORY CLAUSES AND INSTRUMENTS.

         (A) All persons extending credit to, contracting with or having any claim against the Trust or a particular Series or Class shall only look to the assets of the Trust or the assets of that Particular Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be liable therefor.

         (B) The Trustees shall use every reasonable means to assure that all persons having dealings with the Trust or any Series or Class shall be informed that the property of the Shareholders and the Trustees, officers, employees and agents of the trust or any Series or Class shall not be subject to claims against or obligations of the Trust or any other Series or Class to any extent whatsoever. The Trustees shall cause to be inserted in any written agreement, undertaking or obligation made or issued on behalf of the Trust or any Series or Class (including certificates for Shares of any Series or Class) an appropriate reference to the provisions of this Declaration of Trust, providing that neither the Shareholders, the Trustees, the officers, the employees nor any agent of the Trust or any Series or Class shall be liable thereunder, and that the other parties to such instrument shall look solely to the assets belonging to the relevant

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

Series or Class for the payment of any claim thereunder or for the performance thereof; but the omission of such provisions from any such instrument shall not render any Shareholder, Trustee, officer, employee or agent liable, nor shall the Trustee, or any officer, agent or employee of the Trust or any Series or Class be liable to anyone for such omission. If, notwithstanding this provision, any Shareholder, Trustee, officer, employee or agent shall be held liable to any other person by reason of the omission of such provision from any such agreement, undertaking or obligation, the Shareholder, Trustee, officer, employee or agent shall be indemnified and reimbursed by the Trust.

         SECTION 8.4 PAYMENT OF INDEMNIFICATION. If a claim for indemnification under Section 8.2 hereof is not paid in full by the Trust within thirty (30) days after a written claim therefore has been received by the Trust, the claimant may, at any time thereafter, bring suit against the Trust to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

         SECTION 8.5 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 8.2 and the right to payment of expenses conferred in Section 8.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of Trustees or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Trust having the express authority to enter into such agreements or arrangements as the Board of Trustees deems appropriate for the indemnification of and advancement of expenses to present and future Trustees and officers as well as employees, representatives or agents of the Trust in connection with their status with or services to or on behalf of the Trust or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Trust.

         SECTION 8.6 FUNDING. The Trust may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article VIII or otherwise.

         SECTION 8.7 INSURANCE. The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee or officer or representative of the Trust, or is or was serving at the request of the Trust as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Trust has the power to indemnify such person against such liability under the laws of this or any other state.

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         SECTION 8.8 MODIFICATION OR REPEAL. Neither the modification, amendment, alteration or repeal of this Article VIII or any of its provisions nor the adoption of any provision inconsistent with this Article VIII or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1 REGISTERED OFFICE. The registered office of the Trust, required by law to be maintained in the Commonwealth of Massachusetts, shall, shall be c/o CT CORPORATION SYSTEM, 2 Oliver Street, Boston, Massachusetts 02109, and shall continue to be maintained as an office at such address unless changed by the Trustees to another location in Massachusetts. The Trust may maintain other offices as the Trustees may from time to time determine. The principal place of business of the Trust may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Trustees.

         SECTION 9.2 OTHER OFFICES. The Trust may have additional offices and places of business in such places, within or without the Commonwealth of Massachusetts, the Commonwealth of Pennsylvania or the State of Colorado, as the Board of Trustees may designate or as the business of the Trust may require.

         SECTION 9.3 SEAL. The Trust may have a seal which shall have inscribed thereon the name of the Trust, the year of organization, and the words "Seal" or such inscription as the Board of Trustees may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

         SECTION 9.4 FISCAL YEAR. The fiscal year of the Trust shall end on the 30th day of September in each year.

         SECTION 9.5 AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, and new bylaws may be adopted, by the Board of Trustees, regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, except where the power to repeal, adopt or amend a bylaw on any subject is expressly committed to the shareholders by the Massachusetts Business Trust Act, as it may hereafter be amended, and subject always to the power of the shareholders to change any action taken by the board. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

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